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                                                                    Exhibit 10.2

                                WARRANT AGREEMENT

          This Warrant Agreement, dated as of July 29, 2002 (the "Warrant Agreement"), is by and between Merrill lynch Mortgage Capital Inc., a Delaware corporation ("Merrill"), and SUNTERRA CORPORATION., a Maryland corporation (the "Company").

          Whereas, on May 31, 2000, the Company and certain of its subsidiaries commenced cases (the "Chapter 11 Cases") under Chapter 11 of Title 11 of the United States Code in the United States Bankruptcy Court for the District of Maryland, Baltimore Division, and have retained possession of their assets and are authorized to continue the operation of their businesses as debtors-in-possession;

          WHEREAS, Merrill and the Company have proposed to effect an exit financing in connection with the consummation of a plan of reorganization in the Chapter 11 Cases (the "Plan of Reorganization") and in connection therewith have agreed to enter into that certain Loan Agreement dated the date hereof and related documentation (collectively, the "Exit Financing Agreements"); and

          WHEREAS, as an inducement to Merrill to enter into the Exit Financing Agreements and as a condition thereof, the Company has agreed to grant to Merrill the rights under this Warrant Agreement.

          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

          Section 1. Grant of Warrant. The Company hereby grants to Merrill a warrant (the "Warrant") in the form of Exhibit A hereto to purchase fully paid and non-assessable shares of Common Stock, par value $.01 per share, of the Company (the "Common Stock") at a purchase price of $15.25 per share (the "Exercise Price") payable as set forth in the Warrant, all as more fully set forth herein. As used herein, "Holder" shall mean Merrill and any registered assignees of the Warrant as permitted hereby.

          Section 2. Exercise Period of Warrant. The Warrant shall be exercisable at any time commencing on the date of the execution hereof and shall terminate at 5:00 p.m., New York City Time, on July 29, 2007 (the "Warrant Termination Date").

          Section 3. Number of Shares. The Warrant shall be exercisable for up to 1,190,148 shares of Common Stock, subject to adjustment as provided herein (the "Warrant Shares").

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          Section 4. Anti-Dilution Provisions. The Exercise Price and the number of shares of Common Stock underlying the Warrant shall be subject to adjustment from time to time as hereinafter set forth:

          (a) Stock Dividends - Stock Splits. If after the date hereof, the number of outstanding shares of Common Stock is increased by a stock dividend payable in shares of Common Stock or by a sub-division or a stock split of shares of Common Stock or other similar event, then, on the effective date thereof, the number of shares of Common Stock issuable on exercise of the Warrant shall be increased in proportion to such increase in outstanding shares.

          (b) Aggregation of Shares. If after the date hereof, the number of outstanding shares of Common Stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of Common Stock or other similar event, then, on the effective date thereof, the number of shares of Common Stock issuable on exercise of the Warrant shall be decreased in proportion to such decrease in outstanding shares.

          (c) Adjustments in Exercise Price. Whenever the number of the shares of Common Stock issuable upon the exercise of the Warrant is adjusted, as provided in Section 4(a) or (b), the Exercise Price shall be adjusted (to the nearest cent) by multiplying such Exercise Price immediately prior to such adjustment by a fraction (x) the numerator of which shall be the number of the shares of Common Stock purchasable upon the exercise of the Warrant immediately prior to such adjustment and (y) the denominator of which shall be the number of the shares of Common Stock so purchasable immediately thereafter.

          (d) Other Dividends and Distributions. If after the date hereof, the Company distributes to the holders of its Common Stock, other than as part of its dissolution or liquidation or the winding up of its affairs, any evidence of indebtedness or any of its assets or securities (other than distributions of cash paid as a dividend out of earnings after the date hereof or dividends or distributions provided for in Section 4(a), 4(b) or 4(g)), the Exercise Price in effect immediately prior to the close of business on the record date fixed for the determination of holders of Common Stock entitled to receive any such distribution shall be adjusted, effective as of the close of business on such record date, to a price (calculated to the nearest cent) determined by multiplying such Exercise Price by a fraction (x) the numerator of which shall be the Market Price less the fair market value of such distribution (as determined in good faith by the Board of Directors of the Company or a duly constituted committee thereof, if made other than in cash) payable in respect of one share of the Common Stock, and (y) the denominator of which shall be such Market Price. As used in this Section 4(d), the term "Market Price" shall mean
(x) the average closing price of a share of Common Stock for the ten consecutive trading days immediately preceding, but not including, the record date referred to in the preceding sentence, as reported on the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading or (y) if not listed or admitted to trading on any national securities exchange, the average of the closing sale prices during such ten trading day period as reported by the Nasdaq Stock Market or, if not traded on such market, the average of the closing bid and asked prices during such ten trading day period in the over-the-counter market as reported by the NASD Automated Quotation System or any comparable system or (z) in all other cases, as determined in good faith by the Board of Directors of the Company (including any

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authorized committee thereof, the "Board of Directors"), whose determination shall be conclusive absent manifest error.

          (e) Issuance of Additional Stock., etc.

               (i) Issuance of Additional Stock Prior to the Market Price Adjustment Date. Upon each issuance by the Company after the date hereof and prior to the Market Price Adjustment Date (as defined below) of any Additional Stock (as defined in Section 4(e)(iv)) without consideration or for a consideration per share less than the Exercise Price in effect immediately prior to the issuance of such Additional Stock, the Exercise Price in effect immediately prior to each such issuance shall forthwith be adjusted (calculated to the nearest cent) by multiplying the Exercise Price immediately prior to such adjustment by a fraction, (x) the numerator of which shall be (i) the number of shares of Common Stock outstanding immediately prior to such issuance plus (ii) the number of shares issuable upon the exercise of all rights, options, warrants and convertible securities which were outstanding as of the date of this Warrant Agreement and which remain outstanding at the time of such issuance of Additional Stock plus (iii) the number of shares of Additional Stock which could be purchased were the then Exercise Price used instead (calculated by dividing the total consideration to be received by the Company in such issuance by the then Exercise Price) and (y) the denominator of which shall be (i) the number of shares of Common Stock outstanding immediately prior to such issuance plus (ii) the number of shares issuable upon the exercise of all rights, options, warrants and convertible securities which were outstanding as of the date of this Warrant Agreement and which remain outstanding at the time of such issuance of Additional Stock plus (iii) the number of shares of such Additional Stock issued in such issuance. The "Market Price Adjustment Date" shall mean the first date upon which the Common Stock has not traded at a price less than $15.25 (as adjusted for stock splits, stock dividends and the like) for every trading day during six consecutive months in which the Common Stock is listed or admitted for trading.

               (ii) Issuance of Additional Stock On or After the Market Price Adjustment Date. Upon each issuance by the Company on or after the Market Price Adjustment Date of any Additional Stock (as defined below) without consideration or for a consideration per share less than the Current Market Price (as defined below) on the date the Company fixes the sale price of such Additional Stock, the Exercise Price in effect immediately prior to each such issuance shall forthwith be adjusted (calculated to the nearest cent) by multiplying the Exercise Price immediately prior to such adjustment by a fraction, (x) the numerator of which shall be (i) the number of shares of Common Stock outstanding immediately prior to such issuance plus (ii) the number of shares issuable upon the exercise of all rights, options, warrants and convertible securities which were outstanding as of the date of this Warrant Agreement and which remain outstanding at the time of such issuance of Additional Stock plus (iii) the number of shares of Additional Stock which could be purchased were the then Current Market Price used instead (calculated by dividing the total consideration to be received by the Company in such issuance by the Current Market Price on the date the Company fixes the sale price of such Additional Stock) and
     (y) the denominator of which shall be (i) the number of shares of Common Stock outstanding immediately prior to such issuance plus (ii) the

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     number of shares issuable upon the exercise of all rights, options, warrants and convertible securities which were outstanding as of the date of this Warrant Agreement and which remain outstanding at the time of such issuance of Additional Stock plus (iii) the number of shares of such Additional Stock issued in such issuance. The "Current Market Price" on any date shall mean the "Market Price" as that term is defined in Section 4(d) but for the twenty consecutive trading days commencing on the thirtieth trading day prior to the date in question.

               (iii) In the case of issuance by the Company of Additional Stock for consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined in good faith by the Board of Directors of the Company.

               (iv) "Additional Stock" shall mean any shares of Common Stock issued by the Company after the date hereof; provided, however, that the Company may issue shares of Common Stock without such shares being considered "Additional Stock" for purposes of this Section 4(e) in the following instances: (i) shares of Common Stock may be issued to officers, employees, directors or consultants of the Company or any of its subsidiaries pursuant to employee benefit plans, including stock option plans, established by the Company; (ii) shares issuable upon conversion of any convertible securities of the Company outstanding as of the date hereof or upon the exercise of any warrants and options outstanding as of the date hereof to purchase the Common Stock or any securities convertible into Common Stock; (iii) shares issuable pursuant to the Plan of Reorganization; and (iv) shares issuable in any merger, acquisition or other business combination transaction with persons who are not, prior to the date of the agreement or agreements providing for such transaction, affiliates of the Company.

               (v) Issuance of Rights or Options. In case at any time the Company shall in any manner after the date hereof grant any rights to subscribe for or to purchase, or any options for the purchase of, Common Stock or any stock or securities convertible into or exchangeable for Common Stock (such convertible or exchangeable stock or securities being herein called "Convertible Securities"), whether or not such rights or options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share (the "Option Price") for which Common Stock is issuable upon the exercise of such rights or options or upon conversion or exchange of such Convertible Securities (determined by dividing (i) the total amount, if any, received or receivable by the Company as consideration for the granting of such rights or options, plus the minimum aggregate amount of additional consideration payable to the Company upon the exercise of all such rights or options, plus, in the case of such rights or options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the exercise of such rights or options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such rights or options) shall be less than the Exercise Price in effect immediately prior to the time of the granting of such rights or options with respect to rights or options granted prior to the Market Price Adjustment Date or less than the

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     Current Market Price on the date of the grant of such rights or options with respect to rights or options granted on or after the Market Price Adjustment Date, as the case may be, then the total maximum number of shares of Common Stock issuable upon the exercise of such rights or options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such rights or options shall be (as of the date of granting of such rights or options) deemed to be Additional Stock issued on the date of such grant for the Option Price per share. Except as otherwise provided in Section 4(e)(viii), no adjustment of the Exercise Price shall be made upon the actual issue of such Common Stock or of such Convertible Securities upon exercise of such rights or options or upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities.

               (vi) Issuance of Convertible Securities. In case the Company shall in any manner after the date hereof issue (whether directly or by assumption in a merger or otherwise) or sell any Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share (the "Conversion Price") for which Common Stock is issuable upon which conversion or exchange (determined by dividing (i) the total amount received or receivable by the Company as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Exercise Price in effect immediately prior to the time of such issue or sale with respect to Convertible Securities issued or sold prior to the Market Price Adjustment Date or less than the Current Market Price on the date of such issue or sale with respect to Convertible Securities issued or sold on or after the Market Price Adjustment Date, as the case may be, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall (as of the date of the issue or sale of such Convertible Securities) be deemed to be Additional Stock issued on such date for the Conversion Price per share, provided that
     (a) except as otherwise provided in Section 4(e)(viii) below, no adjustment of the Exercise Price shall be made upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities, and (b) if any such issue or sale of such Convertible Securities is made upon exercise of any rights to subscribe for or to purchase or any option to purchase any such Convertible Securities for which adjustments of the Exercise Price have been or are to be made pursuant to other provisions of this Section 4, no further adjustment of the Exercise Price shall be made by reason of such issue or sale.

               (vii) Upon each adjustment of the Exercise Price pursuant to this
     Section 4(e), the number of shares of Common Stock issuable upon exercise of the Warrant shall be adjusted so that such number of shares will be equal to (1)(x) the product of the number of shares of Common Stock the Holder was entitled to purchase immediately before such adjustment and (y) the Exercise Price in effect immediately before such adjustment divided by
     (2) the Exercise Price in effect after giving effect to such adjustment.

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               (viii) Change in Option Price or Conversion Rate; Expiration of
     Options or Convertible Securities. Upon the happening of any of the following events, namely, if the purchase price provided for in any right or option referred to in Section 4(e)(v), the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in Section 4(e)(v) or Section 4(e)(vi) or the rate at which any Convertible Securities referred to in Section 4(e)(v) or Section 4(e)(vi) are convertible into or exchangeable for Common Stock shall change at any time (other than under or by reason of provisions designed to protect against dilution), the Exercise Price in effect at the time of such event shall forthwith be readjusted to the Exercise Price which would have been in effect at such time had such rights, options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold; and on the expiration without exercise of any such option or right or the termination without exercise of any such right to convert or exchange such Convertible Securities, the Exercise Price then in effect hereunder shall forthwith be increased to the Exercise Price which would have been in effect at the time of such expiration or termination had such right, option or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination, never been issued, and the Common Stock issuable thereunder shall no longer be deemed outstanding. If the purchase price provided for in any such right or option referred to in Section 4(e)(v) or if the rate at which any Convertible Securities referred to in Section 4(e)(v) or Section 4(e)(vi) are convertible into or exchangeable for Common Stock shall be reduced at any time under or by reason of provisions with respect thereto designed to protect against dilution, then in case of the delivery of Common Stock upon the exercise of any such right or option or upon conversion or exchange of any such right or option or upon conversion or exchange of any such Convertible Securities, the Exercise Price then in effect hereunder shall forthwith be adjusted to such respective amount as would have obtained had such right, option or Convertible Security never been issued as to such Common Stock and had adjustment been made upon the issuance of the shares of Common Stock delivered as aforesaid, but only if as a result of such adjustment the Exercise Price then in effect hereunder is thereby reduced. On the expiration of any option or right or the termination of any right to convert or exchange any Convertible Securities, the Exercise Price then in effect hereunder shall forthwith be increased to the Exercise Price which would have been in effect at the time of such expiration or termination had such option or rights or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination, never been issued.

               (ix) No Adjustment for Certain Transactions. The provisions of Sections 4(e)(v) and 4(e)(vi) shall not apply to (i) any transaction for which an adjustment is made pursuant to Section 4(a), 4(b), 4(d) or 4(g);
     (ii) the issuance or grant of any option referred to in Section 4(e)(iv)(i); or (iii) the issuance of securities pursuant to the anti-dilution provisions of any Convertible Securities outstanding on the date hereof.

          (f) Reorganizations, etc. If after the date hereof, any capital reorganization or reclassification of the Common Stock of the Company (other than covered by Section 4(a) or (b)), or consolidation or merger of the Company with another corporation (other than a

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consolidation or merger which does not result in any reclassification or change of the outstanding Common Stock), or the sale of all or substantially all of its assets to another corporation or other similar event shall be effected then, as a condition of such reorganization, reclassification, consolidation, merger, or sale, lawful, fair and adequate provision shall be made whereby the Holder shall thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified herein or in the Warrant and in lieu of the Common Stock of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, such shares of stock, securities, or assets as may be issuable or payable with respect to or in exchange for the number of shares of Common Stock of the Company equal to the number of shares of Common Stock of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented by the Warrant, had such reorganization, reclassification, consolidation, merger, or sale not taken place and in such event, adequate and appropriate provision shall be made with respect to the rights and interests of the Holder to the end that the provisions hereof (including, without limitation, provisions for adjustments of the Exercise Price and of the number of shares of Common Stock purchasable upon the exercise of the Warrant) shall thereafter be applicable, as nearly as may be, to any share of stock, securities, or assets thereafter deliverable upon the exercise hereof. The Company shall not effect any such consolidation, merger, or sale unless, prior to the consummation thereof, the successor corporation (if other than the Company) resulting from such consolidation or merger, or the corporation purchasing such assets, shall agree in writing, as part of any such transaction, to provide the Holder with such shares of stock, securities, or assets which, in accordance with the foregoing provisions, the Holder may be entitled to purchase.

          (g) Certain Dividends. If the Company declares a dividend on its Common Stock payable in shares of any class or series of its capital stock or in securities convertible into or exchangeable for Common Stock (including, without limitation, rights, options or warrants to subscribe for or purchase shares of Common Stock), other than covered by Section 4(a), the number and kind of securities for which the Warrant may be exercised shall be adjusted, as of the record date for determining which holders of Common Stock shall be entitled to receive such dividend, so that the Holder shall be entitled to receive, upon exercise of the Warrant, the aggregate number and kind of shares of Common Stock and other securities of the Company which, if the Warrant had been exercised immediately prior to such date, the Holder would have owned or been entitled to receive upon such exercise and as a result of such dividend; and the Exercise Price shall be adjusted, if necessary, so that the aggregate amount payable for the purchase of all the shares of Common Stock and other securities issuable thereunder immediately after such record date shall equal the aggregate amount so payable immediately before such record date. Upon the expiration of any securities exercisable for, convertible into or exchangeable for Common Stock (if any thereof shall not have been exercised, converted or exchanged) with respect to which an adjustment has been made pursuant to this Section 4(g), the number of shares or securities for which the Warrant may be exercised and the Exercise Price shall be readjusted to be as they would have been had the securities exercisable for, convertible into or exchangeable for Common Stock which expired without exercise, conversion or exchange not been issued.

          (h) Substitute Warrant. As a condition to any consolidation of the Company with, or merger of the Company with, or merger of the Company into, another corporation (other than a consolidation or merger which does not result in any reclassification or change of the

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outstanding Common Stock), the corporation formed by such consolidation or merger shall execute and deliver to the Holder a substitute Warrant providing that the Holder of each Warrant then outstanding or to be outstanding shall have the right thereafter (until the Warrant Termination Date) to receive, upon exercise of such Warrant, the kind and amount of shares of stock and other securities and property receivable upon such consolidation or merger, by a holder of the number of shares of Common Stock of the Company for which such Warrant could have been exercised immediately prior to such consolidation, merger, sale or transfer. Such substitute Warrant shall provide for adjustments which shall be identical to the adjustments provided in this Section 4. The terms of this Section 4(h) shall similarly apply to successive consolidations or mergers.

          (i) When De Minimis Adjustment May Be Deferred. No adjustment in the Exercise Price need be made unless the adjustment would require an increase or decrease of at least 1% in the Exercise Price. Any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 4 shall be made to the nearest 1/100th of a share.

          (j) Notice. Whenever there shall be an adjustment as provided in this
Section 4, the Company shall promptly cause written notice thereof to be sent by registered mail, postage prepaid, to the Holder, at its address as it shall appear in the Warrant Register (as defined in Section 9), which notice shall be accompanied by an officer's certificate setting forth the number of Warrant Shares purchasable upon the exercise of this Warrant and the Exercise Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment and the computation thereof. Additionally, in case at any time the Company shall propose:

               (i) to pay any dividend or make any distribution on shares of Common Stock in shares of Common Stock or make any other distribution to all holders of Common Stock; or

               (ii) to issue any rights, warrants or other securities to all holders of Common Stock entitling them to purchase any additional shares of Common Stock or any other rights, warrants or other securities; or

               (iii) to effect any reclassification or change of outstanding shares of Common Stock, or any consolidation, merger or sale; or

               (iv) to effect any liquidation, dissolution or winding-up of the Company;

then, and in any one or more of such cases, the Company shall give written notice thereof, by registered mail, postage prepaid, to each Holder at the address for such Holder as it shall appear in the Warrant Register, mailed at least 15 days prior to (i) the date as of which the holders of record of shares of Common Stock to be entitled to receive any such dividend, distribution, rights, warrants, other securities are to be determined or (ii) the date on which any such reclassification, change of outstanding shares of Common Stock, consolidation, merger, sale, liquidation, dissolution or winding-up is expected to become effective, and the date as of which it is expected that holders of record of shares of Common Stock shall be entitled to exchange

                                      -8-

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their shares for securities or other property, if any, deliverable upon such reclassification, change of outstanding shares, consolidation, merger, sale, liquidation, dissolution or winding-up.

          (k) No Impairment. The Company will not, by amendment of its certificate of incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of Section 4 hereof and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the Holders against impairment.

          Section 5. Representations, Warranties and Covenants of the Company. The Company hereby represents, warrants and covenants to Merrill as follows:

          (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland and is in good standing as a foreign corporation in each jurisdiction in which the nature of its business makes such qualification necessary, except where the failure to be in good standing would not have a material adverse effect on the business, assets or financial condition of the Company. The Company has all requisite corporate power and authority to carry out its business as presently conducted and as proposed to be conducted and to enter into and discharge its obligations under this Warrant Agreement and the Warrant.

          (b) The execution and delivery of this Warrant Agreement and the Warrant by the Company and its performance and compliance with the terms of this Warrant Agreement and the Warrant have been duly authorized by all necessary corporate action on the part of the Company.

          (c) The execution and delivery of this Warrant Agreement and the Warrant by the Company and the consummation of the transactions contemplated by this Warrant Agreement and the Warrant will not (i) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, the certificate of incorporation or bylaws of the Company, or any contract, indenture, mortgage, deed of trust, or other agreement or instrument to which the Company is a party or by which it or any of its properties is bound, (ii) result in the creation or imposition of any lien, adverse claim or other encumbrance upon any of the properties of the Company pursuant to the terms of any such contract, indenture, mortgage, deed of trust, or other agreement or instrument, or (iii) violate any law or order, rule or regulation applicable to the Company of any court or of any federal or state regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over the Company or any of its properties.

          (d) The Warrant Agreement and the Warrant each constitutes a legal, valid and binding obligation of the Company and is enforceable against the Company in accordance with the terms hereof and thereof, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general principles of equity (whether considered in a proceeding in equity or at law).

          (e) The authorized capital stock of the Company consists solely of 30,000,000 shares of Common Stock, 18,045,077 of which are issued and outstanding. Except as described

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

in the Exit Financing Agreements or in the Plan of Reorganization (as such term is defined in the Exit Financing Agreements), there are no options, warrants, calls, pre-emptive rights, subscriptions or other rights, agreements, arrangements or commitments of any character, relating to the issued or unissued capital stock of the Company, obligating the Company to issue, transfer or sell or cause to be issued, transferred or sold any shares of capital stock or other equity or debt interest in, the Company or securities convertible into or exchangeable for such shares or equity interests, or obligating the Company to grant, extend or enter into any such option, warrant, call, subscription or other right, agreement, arrangement or commitment.

          (f) The Company shall at all times keep a sufficient number of authorized and unissued Common Stock reserved for issuance upon the exercise of the Warrant. The Warrant Shares, when issued, delivered and paid for in accordance with the terms of this Warrant Agreement and the Warrant, will be duly and validly issued, fully paid and non-assessable and free from all taxes, liens and charges. The Company will take all such action as may be necessary to assure that the Warrant Shares may be so issued without violation of any applicable law or regulation, or of any requirements of any securities exchange or automated trading system upon which the Common Stock may be listed or traded, or of any pre-emptive or contractual rights of any person or entity.

          (g) Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of the Warrant or any certificate representing Warrant Shares, and, in the case of any such loss, theft or destruction, upon delivery of indemnity by the Holder thereof reasonably satisfactory to the Company, or, in the case of any such mutilation, upon surrender and cancellation of the Warrant or any certificate representing Warrant Shares, as the case may be, the Company will issue a new Warrant or certificates representing Warrant Shares, as the case may be, of like tenor representing an equivalent interest or right, in lieu of such lost, stolen, destroyed or mutilated Warrant or certificates representing Warrant Shares, as the case may be. The applicant for such replacement Warrant shall comply with such other reasonable requests as the Company may reasonably prescribe.

          Section 6. Representations, Warranties and Covenants of Holder. Each Holder, by accepting a Warrant, hereby represents, warrants and covenants to the Company that Holder is acquiring the Warrant, and upon exercise of the Warrant will acquire the Warrant Shares, for its own account with no intention of distributing or reselling the Warrant or Warrant Shares in any manner that would be a violation of the securities laws of the United States or any state, without prejudice to the Holder's rights at all times to sell or otherwise dispose of all or part of such Warrant under a registration statement under the Securities Act of 1933, as amended (the "Securities Act") or an exemption available thereto. Holder is aware that neither the Warrant nor the Warrant Shares are registered under the Securities Act or any state or other jurisdiction's securities laws, and that Holder must hold the Warrant and the Warrant Shares indefinitely unless subsequently registered or an exemption from registration is available. Holder understands and agrees that the Warrant will bear the restrictive legend set forth on the Warrant and that the Warrant Shares will bear the legend set forth in Section 10 of this Warrant Agreement. Holder represents and warrants that it is an "accredited investor" as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act.

          Section 7. Registration Rights. The Company and Merrill acknowledge that they are, on the date hereof, entering into a Registration Rights Agreement with certain other persons, pursuant to which the Company agrees, upon the terms and subject to the conditions set forth therein, to file and use its best efforts to cause to be declared effective and maintained a shelf registration statement covering the Warrant Shares and certain other shares of Common Stock.

          Section 8. Put Option.

          (a) In the event of a Change in Control (as defined below), the Holders of Warrants and Warrant Shares shall have the right to cause the Company to purchase their Warrant Shares (the "Put Right") at a price per share equal to the fair market value (determined in accordance with Section 8(b) hereof), measured as of the date of such Change in Control.

          (b) Within thirty (30) days after the date of a Change in Control, the Company shall mail written notice to the registered Holders of the Warrants and Warrant Shares describing the rights of such Holders under this Section 8 (a "Change in Control Notice"). Promptly following the delivery of such Change in Control Notice, the Holders, on the one hand, and the Company, on the other hand, shall jointly appoint a qualified, independent appraiser of recognized national standing and experienced in the valuation of shares of companies similar to the company (a "Qualified Appraiser") to determine the fair market value of the Warrant Shares as of the date of such Change in Control. In the event that within thirty (30) days after delivery of such Change in Control Notice, the Holders and the Company cannot agree on a mutually satisfactory Qualified Appraiser, the Holders of Warrants and Warrant Shares representing at least a majority of the sum of (x) the number of Warrant Shares for which the outstanding Warrants may be exercised and (y) the number of outstanding Warrant Shares, on the one hand, and the Company, on the other hand, shall be entitled to select an independent appraiser of recognized national standing (the "Holder Appraiser" and the "Company Appraiser," respectively) each of whom shall render an appraisal (the "Holder Appraisal" and the "Company Appraisal," respectively) to the Holders and the Company as to the fair market value of the Warrant Shares, and the average of the fair market value of the Warrant Shares as determined by each of the Holder Appraiser and the Company Appraiser shall be deemed to be the fair market value of the Warrant Shares; provided, however, that in the event there is a ten percent (10%) or greater difference between the valuations provided in the Holder Appraisal and the Company Appraisal, the Holder Appraiser and the Company Appraiser shall in turn select a third appraiser of recognized national standing (the "Independent Appraiser") to determine the fair market value, which appraisal shall be final and binding. The fees and expenses of the Company Appraiser shall be borne by the Company and the fees and expenses of the Holder Appraiser shall be borne by the Holders. The fees and expenses of the Independent Appraiser, if applicable, shall be borne equally by the Company and the Holders.

          (c) Any Holder desiring to exercise such Holder's Put Right (a "Put Exercise") shall notify the Company of such exercise by executing the put option exercise form accompanying the Change in Control Notice and delivering to the Company such form, together with the original Warrants or Warrant Shares, at any time within 60 days after receipt by the Holder of notice from the Company of the final determination of the fair market value in accordance with Section 8(b), but in all events prior to the Warrant Termination Date.

          (d) Within 30 days after receipt of a Put Exercise, the Company shall pay to each exercising Holder an amount in cash equal to the fair market value of the Warrant Shares or the Warrant Shares that would be issuable upon exercise of such Holder's Warrant (net of the Exercise Price).

          (e) For purposes of this Section 8, the term "Change in Control" shall mean the acquisition by any single individual, partnership, limited liability company, joint venture, corporation, trust, unincorporated organization, division or operating group of any of the foregoing or any other entity (each, a "Person") or group (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934) of the power, directly or indirectly (including, without limitation, through rights of conversion or the exercise of securities), to vote or direct the voting of securities having more than 50% of the ordinary voting power for the election of directors of the Company; provided, however, that with respect to any holder, as of the date of this Warrant Agreement, of 20% or more of the equity securities of the Company, a Change in Control shall be deemed to have occurred only upon the acquisition by such holder of the power, directly or indirectly (including, without limitation, through rights of conversion or the exercise of securities), to vote or direct the voting of securities having more than 60% of the ordinary voting power for the election of directors of the Company.

          Section 9. Registry. The Company shall register the Warrant in a register (the "Warrant Register") maintained by the Company when such Warrant is issued.

          Section 10. Transfers and Exchanges. Subject to the terms of this
Section 10, the Holder may assign the Warrant and its rights hereunder and the Company shall from time to time register the transfer of the Warrant in the Warrant Register upon surrender thereof accompanied by a written instrument or instruments of transfer in form satisfactory to the Company, duly executed by the Holder thereof or by the duly appointed legal representative thereof or by a duly authorized attorney. Upon any such transfer, a new Warrant shall be issued to the transferee(s) and the surrendered Warrant shall be canceled and disposed of by the Company. The Holder agrees that prior to any proposed transfer of the Warrant or of the Warrant Shares, if such transfer is not made pursuant to an effective registration statement under the Securities Act or pursuant to Rule 144 and any applicable state securities laws, the Holder shall deliver to the Company:

          (a) an investment covenant substantially similar to Section 6 and otherwise reasonably satisfactory to the Company signed by the proposed transferee;

          (b) an agreement by such transferee to the impression of the restrictive investment legend set forth below on the Warrant or the Warrant Shares;

          (c) an agreement by such transferee that the Company may place a notation in the stock books of the Company or a "stop transfer order" with any transfer agent or registrar with respect to the Warrant Shares;

          (d) an agreement by such transferee to be bound by the provisions of this Section 10 relating to the transfer of such Warrant or Warrant Shares; and

          (e) an opinion of counsel, reasonably satisfactory in form and substance to the Company, that the transfer is exempt from registration requirements under the Securities Act and any applicable state securities laws.

     The Holder agrees that each Warrant and each certificate representing Warrant Shares will bear the following legend (the "Legend"):

     THE SECURITIES EVIDENCED OR CONSTITUTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS THE REGISTRATION PROVISIONS OF SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS HAVE BEEN COMPLIED WITH OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

          Section 11. Removal of Legend. If such holder satisfies the requirements of Rule 144(k): (i) the notation or "stop transfer order" referred to in Section 10(c) above shall be removed; and (ii) the Legend shall be removed and the Company shall issue a new Warrant and a new certificate representing Warrant Shares to the holder of a Warrant or Warrant Shares upon which such Legend is stamped.

          Section 12. Notices. All demands, notices and communications relating to this Warrant Agreement or any Warrant shall be in writing and (i) sent by registered or certified mail, postage prepaid, return receipt requested, (ii) hand delivered, (iii) sent by express mail or other reasonable overnight delivery service, or (iv) sent by telecopy, as follows:

          If to the Company:

          Sunterra Corporation
          1781 Park Center Drive
          Orlando, Florida 32835
          Attention:   General Counsel
          Telephone:   (407) 532-1128
          Telecopy:    (407) 532-1140

          If to Merrill:

          Merrill Lynch, Pierce, Fenner & Smith Incorporated
          4 World Financial Center
          New York, New York 10080
          Attention:   Michael Blum
          Telephone:   (212) 449-8486
          Telecopy:    (212) 449-6673

          Any such demand, notice or communication hereunder shall be deemed to have been duly given when received by the other party or parties at the address shown above or on the next succeeding business day if the date of receipt is not a business day, or such other address as may hereafter be furnished to the other party or parties by like notice and shall be deemed to have been received on the date delivered to or received at the premises of the addresses.

          Section 13. Counterparts. For the purpose of facilitating the execution of this Warrant Agreement and for other purposes, this Warrant Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed to be an original, and all of which together shall constitute and be one and the same instrument.

          Section 14. Governing Law; Jurisdiction; Waiver of Jury Trial.

          (a) Governing Law. This Warrant Agreement shall be governed by, and construed in accordance with, the laws of the State of Maryland, without regard to conflict of law principles.

          (b) Jurisdiction. Each of the Company and the Holder hereby irrevocably submits to the non-exclusive jurisdiction of any New York State or Federal court sitting in New York City in any action or proceeding arising out of or relating to this Warrant Agreement or the Warrant, and each of the Company and the Holder hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State court or in such Federal court. Each of the Company and the Holder hereby irrevocably waives, to the fullest extent permitted under applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding. Each of the Company and the Holder irrevocably consents, to the fullest extent permitted under applicable law, to the service of any summons and complaint and any other process by the mailing of copies of such process to them at their respective address specified in Section 12. Each of the Company and the Holder hereby agrees, to the fullest extent permitted under applicable law, that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

          (c) Waiver of Jury Trial. TO THE FULLEST EXTENT PERMITTED UNDER APPLICABLE LAW, EACH OF THE COMPANY AND THE HOLDER HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS WARRANT AGREEMENT OR ANY WARRANT ISSUED HEREUNDER.

          Section 15. Amendments. This Warrant Agreement may be amended from time to time by written instrument signed by the Company and the Holders of a majority of the Warrant Shares issued or issuable upon exercise of the Warrant and no waiver of any of the terms hereof shall be effective unless it is in writing and signed by the Holders of a majority of the Warrant Shares issued or issuable upon exercise of the Warrant or the Company, as the case may be. Any amendment or waiver pursuant to this Section 15 may be given retroactive, prospective or concurrent effect, depending upon the language in such amendment or waiver.

          Section 16. No Waiver. No failure on the part of the Holder or the Company to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

                         [SIGNATURES ON FOLLOWING PAGE]

          In Witness Whereof, the parties hereto have caused this Warrant Agreement to be duly executed by their respective officers on the day and year first above written.

                                             SUNTERRA CORPORATION


                                             By: /s/ James F. Anderson
                                                 -------------------------------
                                                 Name:  James F. Anderson
                                                 Title: Vice President


                                             MERRILL LYNCH MORTGAGE CAPITAL
                                             INC.


                                             By: /s/ Jeffrey Cohen
                                                 -------------------------------
                                                 Name:  Jeffrey Cohen
                                                 Title: Director

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